UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 26, 2020

Willis Towers Watson Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

c/o Willis Group Limited, 51 Lime Street, London, EC3M 7DQ, England and Wales

(Address of principal executive offices, including zip code)

(011) (44)-(20)-3124-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Ordinary Shares, nominal value $0.000304635 per share	WLTW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 26, 2020, Willis Towers Watson Public Limited Company (the “Company” or “WTW”) held a special court-ordered meeting of shareholders (the “Court Meeting”), and an extraordinary general meeting of shareholders, (the “WTW EGM”), in each case, in connection with the previously announced acquisition of the Company by Aon plc (“Aon”), pursuant to a scheme of arrangement under Chapter 1 of Part 9 of the Irish Companies Act 2014.

At the Court Meeting, shareholders considered and voted on a resolution to approve the scheme of arrangement (the “Court Meeting Resolution”).

At the WTW EGM, shareholders considered and voted on (i) an ordinary resolution to approve the scheme, in its original form or with or subject to any modification(s), addition(s) or condition(s) approved or imposed by the High Court of Ireland, and to authorize the directors of WTW to take all such actions as they consider necessary or appropriate for carrying the scheme into effect, (the “Scheme Approval Resolution ”); (ii) a special resolution to amend the constitution of WTW so that any WTW shares that are issued on or after 5:00 p.m. EDT on June 30, 2020 will either be subject to the terms of the scheme or will be immediately and automatically acquired by Aon for the scheme consideration (the “Constitution Amendment Resolution”); (iii) an ordinary resolution to approve, on a non-binding, advisory basis, specified compensatory arrangements between WTW and its named executive officers relating to the transaction, (the “Compensation Resolution ”); and (iv) an ordinary resolution to approve any motion by the chairman of the WTW EGM to adjourn the WTW EGM, or any adjournments thereof, to solicit additional proxies in favor of the approval of the resolution if there are insufficient votes at the time of the WTW EGM to approve the Scheme Approval Resolution and the Constitution Amendment Resolution (the “Adjournment Resolution”).

Of the 128,762,994 WTW shares outstanding and entitled to vote as of 5:00 p.m. EDT on June 30, 2020, a total of 105,467,568 and 108,427,656 WTW shares were represented in person or by proxy at the Court Meeting and the WTW EGM, respectively, which in each case constituted a quorum.

Set forth below are the voting results for each proposal at the Court Meeting and WTW EGM.

Court Meeting

The final result of the votes for the Court Meeting Resolution was as follows:

Votes For	Votes Against	Abstentions
100,602,979	4,442,860	421,729

In addition, of the shareholders of record who voted at the Court Meeting, 80.17% of those shareholders of record voted in favor of the Court Meeting Resolution and 19.83% of those shareholders of record voted against the Court Meeting Resolution.

WTW EGM

The final result of the votes for the Scheme Approval Resolution was as follows:

Votes For	Votes Against	Abstentions
103,563,392	4,434,988	429,276

The final result of the votes for the Constitution Amendment Resolution was as follows:

Votes For	Votes Against	Abstentions
103,556,982	4,423,212	447,462

The final result of the votes for the Compensation Resolution was as follows:

Votes For	Votes Against	Abstentions
100,702,009	6,877,353	848,294

Adjournment of the WTW EGM was not necessary or appropriate because there were sufficient votes at the time of the WTW EGM to approve the Scheme Approval Resolution and the Constitution Amendment Resolution.

Item 8.01. Other Events.

On August 26, 2020, the Company and Aon issued a joint press release announcing the voting results of the Court Meeting, the WTW EGM and the extraordinary general meeting of Aon shareholders. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Joint Press Release, dated August 26, 2020

104	Cover Page Interactive Data File (embedded as Inline XBRL document)

Statement Required by the Irish Takeover Rules

The directors of Willis Towers Watson accept responsibility for the information contained in this document. To the best of the knowledge and belief of the directors of Willis Towers Watson (who have taken all reasonable care to ensure such is the case), the information contained in this document for which they respectively accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

By:	/s/ Matthew Furman
	Name:	Matthew Furman
	Title:	General Counsel

Date: August 26, 2020